SIXTH MODIFICATION AGREEMENT	EXHIBIT 10.1

DATE:		March 19, 2004

PARTIES:	Borrower:	WHITE ELECTRONIC DESIGNS CORPORATION,
an Indiana corporation

	Lender:	BANK ONE, NA, a national banking association with
its main office in Chicago, Illinois, successor by merger
to Bank One, Texas, N.A.

RECITALS:

     A. Lender has extended to Borrower credit pursuant to the Loan and Security Agreement, dated January 7, 2000 (“Loan Agreement”) in the principal amount of $12,000,000.00 (the “Loan”) and evidenced by the Promissory Note, dated June 30, 2000 (“Note”). The unpaid principal of the Loan as of the date hereof is $_0   . Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

     B. The Loan is secured by, among other things, the Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated January 7, 2000 (“Deed of Trust”), by Borrower, as trustor, for the benefit of Lender, as beneficiary, recorded on January 11, 2000, at Document No. 200002196, records of Allen County, Indiana. The agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the “Security Documents.”

     C. Lender and Borrower have executed and delivered previously the following agreements (“Modifications”) modifying the terms of the Loan, the Note, the Loan Agreement, and/or the Security Documents: First Amendment to Loan and Security Agreement dated as of June 30, 2000, Second Amendment to Loan and Security Agreement dated as of June 29, 2001, Third Modification Agreement dated as of March 28, 2002, Fourth Modification Agreement dated as of January 13, 2003 and Fifth Modification Agreement dated as of March 13, 2003. The Note, the Loan Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the “Loan Documents.” Hereinafter, “Note,” “Loan Agreement,” “Deed of Trust” and “Security Documents” shall mean such documents as modified in the Modifications.

     D. Unlimited Guaranties guaranteeing repayment of the Loan (the “Guarantee Agreements”) were executed and delivered to Lender by Electronic Designs, Inc., a Delaware corporation (“EDI”), and Panelview, Incorporated, an Oregon corporation (“Panelview”).

     E. IDS Reorganization Corp., an Arizona corporation, a wholly-owned subsidiary of Borrower, has merged (the “Merger”) with and into Interface Data Systems, Inc., an Arizona corporation (“IDSI”); IDS Acquisition Corporation, an Arizona corporation (“IDSA”), continues as a subsidiary of IDSI.

     F. Borrower has requested that Lender modify the Loan and the Loan Documents as provided herein. Lender is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

SECTION 1. ACCURACY OF RECITALS.

     1.1 Borrower acknowledges the accuracy of the Recitals.

SECTION 2. MODIFICATION OF LOAN DOCUMENTS; OTHER AGREEMENTS.

     2.1 The following definitions in Section 1.1 of the Loan Agreement are hereby amended to read as follows:

     “Guarantors” means Panelview, IDSI and IDSA, each a Guarantor.

     “Termination Date” means March 28, 2006.

     2.2 Section 6.2 of the Loan Agreement is hereby amended to read as follows:

     Section 6.2 Collection of Accounts.

     (a) Upon the occurrence of an Event of Default, Borrower shall cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, or of any other Collateral, to be forwarded to a Lockbox for deposit in (i) the Collection Account, if such Lockbox is maintained pursuant to a Lockbox agreement with Lender, and (ii) a Blocked Account, if such Lockbox is maintained with a Collecting Bank pursuant to a Blocked Account Agreement, in accordance with the procedures set out in the corresponding Blocked Account Agreement. In particular, upon the occurrence of an Event of Default, Borrower shall (i) advise each Account Debtor to address to a Lockbox specified by Lender all remittances with respect to amounts payable on all accounts, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to Lender indicating that payment is to be made to Borrower via such specified Lockbox.

     (b) Upon the occurrence of an Event of Default, Borrower shall cause Panelview, IDSI and IDSA to cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, and of all other Collateral provided by Panelview, IDSI and IDSA, to be deposited in, or forwarded to, the Collection Account not less often than weekly. Upon the occurrence of an Event of Default, Borrower shall cause Panelview, IDSI and IDSA to cause all such proceeds to be deposited in a Blocked Account for forwarding to the Collection Account.

     (c) Upon the occurrence of an Event of Default, Borrower and Lender shall cause all balances in each Blocked Account to be transmitted daily to the Collection Account by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Blocked Account Agreement. Deposits in the Collection Account that represent proceeds of accounts of Borrower shall be credited, subject to final payment, to the payment of the Obligations two days after the date of actual receipt and deposit into the Collection Account by Lender. Deposits in the Collection Account that represent proceeds of accounts of Panelview, IDSI or IDSA shall be credited, subject to final payment, to the payment of the Obligations on the date of actual receipt and deposit into the Collection Account by Lender. The delay in applying funds held in the Collection Account to the Obligations shall in all respects be limited so that interest on the Obligations is at all times less than interest calculated at the Maximum Rate.

     (d) Upon the occurrence of an Event of Default, Borrower shall, and shall cause each Guarantor to hold any payments which are received by Borrower or any Guarantor (including any payment evidenced by a promissory note or other instrument) in trust for Lender. Borrower shall, and shall cause each Guarantor to cause all such payments to be (i) deposited in the Collection Account, or (ii) delivered to Lender, as promptly as possible in the exact form received, together with any necessary endorsements.

     2.3 Section 9.1(c) of the Loan Agreement is hereby amended to read as follows:

     (c) [Intentionally left blank].

     2.4 Exhibit “B” of the Loan Agreement is hereby amended to read as attached hereto as Exhibit “B”.

     2.5 The Note is hereby amended as follows:

     (a) “Maturity Date” is hereby amended from March 28, 2004 to March 28, 2006.

     2.6 Upon satisfaction of the Conditions Precedent specified in Section 6 hereof, Lender hereby agrees that EDI shall be deemed released from liability under any Loan Document to which EDI is a party and the Unlimited Guaranty delivered to Lender by EDI shall be deemed terminated.

     2.7 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantors is materially incomplete, incorrect, or misleading as of the date hereof.

     2.8 Each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein.

SECTION 3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

     The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 4. BORROWER REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants to Lender:

     4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

     4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

     4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

     4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

     4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

     4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5. BORROWER COVENANTS.

     Borrower covenants with Lender:

     5.1 Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.

     5.2 Borrower fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 6. CONDITIONS PRECEDENT.

     The agreements of Lender and the modifications contained herein shall not be binding upon Lender until Lender has executed and delivered this Agreement and Lender has received, at Borrower’s expense, all of the following, all of which shall be in form and content satisfactory to Lender and shall be subject to approval by Lender:

     6.1 An original of this Agreement fully executed by the Borrower, Panelview, IDSI and IDSA.

     6.2 If Borrower or any Guarantor is a corporation, limited liability company, partnership or trust, such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of that corporation, partnership or trust, and the authority of any person executing this Agreement or other documents on behalf of that corporation, limited liability company, partnership or trust.

     6.3 Payment of all the internal and external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

SECTION 7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

     The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

SECTION 8. BINDING EFFECT.

     The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower; provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

SECTION 9. CHOICE OF LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

SECTION 10. COUNTERPART EXECUTION.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

     DATED as of the date first above stated.

WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation

By:
Name:
Title:

BORROWER

BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A.

By:
Name:
Title:

LENDER

CONSENT AND AGREEMENT OF GUARANTORS

     With respect to the Sixth Modification Agreement, dated March 19, 2004 (“Agreement”), between WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation (“Borrower”), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A. (“Lender”), the undersigned (individually and, if more than one, collectively “Guarantor”) agrees for the benefit of Lender as follows:

     1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Guarantee Agreements as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guarantee Agreements (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned) and the Security Documents delivered by Guarantor (the “Security Agreements”), as modified herein. The Guarantee Agreements, the Security Agreements and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the “Guarantor Documents.”

     2. Guarantor consents to the modification of the Loan Documents and all other matters in the Agreement. In addition, each Guarantor hereby agrees, respectively, that the Guarantee Agreement and Security Agreement delivered by it for the benefit of Lender are hereby amended to include among other things any additional indebtedness incurred by Borrower pursuant to the Agreement, including without limitation any Rate Management Transaction, for purposes of the description of the indebtedness guaranteed and secured thereby.

     3. Guarantor fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Lender in respect of the Loan, the Loan Documents, or the Guarantor Documents and (ii) arising from events occurring prior to the date hereof.

     4. Guarantor agrees that all references, if any, to the Note, the Loan Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

     5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantors. Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Guarantee Agreements and the obligations of Guarantor in the Guarantee Agreements.

     6. Guarantor agrees that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantors, are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

     7. Guarantor agrees that Guarantor has no claims, counterclaims, defenses, or offsets with respect to the enforcement against Guarantor of the Guarantor Documents.

     8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Lender.

     9. Guarantor waives and agrees not to assert with respect to the Guarantor Documents: (a) any right to require Lender to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the indebtedness, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner; (b) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of the Guarantee Agreements; (c) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Lender; (d) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641, et seq.; (e) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for the indebtedness; and (f) the benefits of any statutory provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the indebtedness, after any foreclosure or trustee’s sale of any security for the indebtedness.

     10. Guarantor agrees that the Guarantor Documents are hereby modified to provide that they shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

     11. Guarantor agrees that this Consent and Agreement of Guarantors may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantors to physically form one document.

     DATED as of the date of the Agreement.

PANELVIEW, INCORPORATED, an Oregon corporation

By:
Name:
Title:

INTERFACE DATA SYSTEMS, INC., an Arizona corporation

By:
Name:
Title:

IDS ACQUISITION CORPORATION, an Arizona corporation

By:
Name:
Title:

GUARANTOR

EXHIBIT “B”

COMPLIANCE CERTIFICATE

     This Compliance Certificate (this “Certificate”) is executed and delivered pursuant to and in accordance with the provisions of that certain Loan and Security Agreement (as amended from time to time, the “Loan Agreement”) dated as of January 7, 2000, between WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation (“Borrower”), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois successor by merger to Bank One, Texas, N.A. (“Bank”). All capitalized terms used in this Certificate, if not otherwise defined herein, shall have the respective meanings assigned to such terms under the Loan Agreement.

     The undersigned hereby represents and warrants to Bank as follows:

     1. Authority. The undersigned is the [president] [chief financial officer] of Borrower.

     2. Review. The undersigned has reviewed (a) the activities of Borrower during Borrower’s fiscal period ending                    , 200       (the “Subject Fiscal Period”), (b) the financial condition of Borrower as of the last day of the Subject Fiscal Period, and (c) the Loan Agreement and all of the other Loan Documents.

     3. Compliance. Based upon my review of the financial condition of Borrower and the other information and documents described in paragraph 2 above, Borrower (a) has observed, performed and fulfilled its obligations and covenants contained in the Loan Agreement and the other Loan Documents, and (b) no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred, the nature and status of such Default or Event of Default is described as follows:                                                                                                                                                                                                                                                                                                                                                                .

     4. Financial Covenants. The financial information of Borrower that the undersigned has provided below demonstrates the Borrower’s compliance with the financial covenants set forth in the Loan Agreement. All of such financial information is true and correct as of the last day of the Subject Fiscal Period (unless another date or a specific time period is stated). The Subsections specifically referenced below have been provided to identify the applicable provision in the Loan Agreement which covers the subject financial covenant. All financial covenants are calculated on a consolidated basis.

     (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of Borrower’s consolidated total Liabilities to its consolidated Tangible Net Worth at any month end to be greater than 1.25 to 1.0.

(A)	Maximum ratio of Liabilities to Tangible Net Worth permitted under Section 9.1(a) of the Loan Agreement	1.25 to 1.0

(B)	Total Liabilities:	$

(C)	Net Worth	$

(D)	All intangible items, amounts due from Affiliates, employees and shareholders and all other items which should properly be treated as intangibles in accordance with GAAP	$

(E)	Tangible Net Worth (item (C) minus item (D)):	$

(F)	Ratio of total Liabilities to Tangible Net Worth (total of item (B) above divided by item (C) above)	to 1.0

     (b) Minimum Debt Service Coverage. Pursuant to Section 9.1(b) of the Loan Agreement, Borrower shall not permit, as of the last day of each fiscal quarter, the ratio of Borrower’s consolidated Debt Service Coverage Ratio for the twelve consecutive months ending with such quarter end, to be less 1.25 to 1.0.

(A)	Consolidated Net Income of Borrower	$

(B)	Income Taxes	$

(C)	Interest Expense	$

(D)	Depreciation and amortization expense	$

(E)	Non-Financed Capital Expenditures	$

(F)	Principal and interest paid on Funded Indebtedness	$

(G)	Debt Service Coverage Ratio [(A)+(B)+(C)+(D)-(E)/(F)]	$

Dated:

WHITE ELECTRONIC DESIGNS CORPORATION

By:
Hamid R. Shokrgozar, President